Series Number:  8
For period ending 11/30/14

48)	Investor, A & C
First $1 billion 0.569%
Next $1 billion 0.517%
Next $3 billion 0.487%
Next $5 billion 0.467%
Next $15 billion 0.454%
Next $25 billion 0.452%
Over $50 billion 0.451%

Institutional
First $1 billion 0.369%
Next $1 billion 0.317%
Next $3 billion 0.287%
Next $5 billion 0.267%
Next $15 billion 0.254%
Next $25 billion 0.252%
Over $50 billion 0.251%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                           22,037
Institutional Class                                22,206
2. Dividends for a second class of open-end company shares
A Class                                573
C Class                                137

73A)           1. Dividends from net investment income
Investor Class                                           $0.1477
Institutional Class                                $0.1592
2. Dividends for a second class of open-end company shares
A Class                                $0.1334
C Class                                $0.0904

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                           145,993
Institutional Class                                138,237
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                5,127
C Class                                1,530

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                           $11.44
Institutional Class                                $11.45
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $11.45
C Class                                $11.44

Series Number:  10
For period ending 11/30/14

48)	Investor, A & C
First $1 billion 0.699%
Next $1 billion 0.647%
Next $3 billion 0.617%
Next $5 billion 0.597%
Next $15 billion 0.584%
Next $25 billion 0.582%
Over $50 billion 0.581%

Institutional
First $1 billion 0.499%
Next $1 billion 0.447%
Next $3 billion 0.417%
Next $5 billion 0.397%
Next $15 billion 0.384%
Next $25 billion 0.382%
Over $50 billion 0.381%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                           4,955
Institutional Class                                310
2. Dividends for a second class of open-end company shares
A Class                                1,319
C Class                                399

73A)           1. Dividends from net investment income
Investor Class                                           $0.1929
Institutional Class                                $0.2022
2. Dividends for a second class of open-end company shares
A Class                                $0.1813
C Class                                $0.1464

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                           26,558
Institutional Class                                1,581
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                6,598
C Class                                2,645

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                           $9.35
Institutional Class                                $9.35
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $9.35
C Class                                $9.34

Series Number:  11
For period ending 11/30/14

48)	Investor, A & C
First $1 billion 0.569%
Next $1 billion 0.517%
Next $3 billion 0.487%
Next $5 billion 0.467%
Next $15 billion 0.454%
Next $25 billion 0.452%
Over $50 billion 0.451%

Institutional
First $1 billion 0.369%
Next $1 billion 0.317%
Next $3 billion 0.287%
Next $5 billion 0.267%
Next $15 billion 0.254%
Next $25 billion 0.252%
Over $50 billion 0.251%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                           758
Institutional Class                                6
2. Dividends for a second class of open-end company shares
A Class                                179
C Class                                28

73A)           1. Dividends from net investment income
Investor Class                                           $0.1910
Institutional Class                                $0.2025
2. Dividends for a second class of open-end company shares
A Class                                $0.1765
C Class                                $0.1332

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                           3,979
Institutional Class                                31
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                992
C Class                                205

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                           $ 11.58
Institutional Class                                $ 11.57
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $ 11.57
C Class                                $ 11.57